    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 30, 2001

                                             REGISTRATION NO. 333-
                                                                  --------------


-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                            DALEEN TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                             65-0944514
 (State or Other Jurisdiction of              (I.R.S. Employer
 Incorporation or Organization)            Identification Number)

                              1750 CLINT MOORE ROAD
                            BOCA RATON, FLORIDA 33487
          (Address of Principal Executive Offices, Including Zip Code)
                         ------------------------------


              DALEEN TECHNOLOGIES, INC. 401(K) PROFIT SHARING PLAN
         DALEEN TECHNOLOGIES, INC. 2001 BROAD-BASED STOCK INCENTIVE PLAN DALEEN TECHNOLOGIES, INC. AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN
                            (Full title of the Plans)
                         ------------------------------

                                                              COPY TO:
             JAMES DALEEN                              DAVID M. CALHOUN, ESQ.
 CHAIRMAN AND CHIEF EXECUTIVE OFFICER              MORRIS, MANNING & MARTIN, LLP
       DALEEN TECHNOLOGIES, INC.                   1600 ATLANTA FINANCIAL CENTER
         1750 CLINT MOORE ROAD                       3343 PEACHTREE ROAD, N.E.
       BOCA RATON, FLORIDA 33487                       ATLANTA, GEORGIA 30326
            (561) 999-8000                                 (404) 233-7000

         (Name and Address and Telephone Number, Including Area Code,
                            of Agent for Service.)
                       --------------------------------

                         CALCULATION OF REGISTRATION FEE


==============================================================================================================================
                                                                 Proposed Maximum     Proposed Maximum
          Title of Securities                Amount to be         Offering Price     Aggregate Offering        Amount of
            to be Registered                Registered (1)        Per Share (2)           Price (2)       Registration Fee (2)
------------------------------------------------------------------------------------------------------------------------------
     Common Stock, $0.01 par value         2,165,784 shares         $0.50            $1,082,892           $259.00
               per share
==============================================================================================================================


------------

(1) The shares being registered include (i) 24,520 shares of common stock that may be purchased under the Daleen Technologies, Inc. 401(k) Profit Sharing Plan (the "401(k) Plan"), (ii) 141,264 shares of common stock that may be acquired pursuant to options or awards that may be granted in the future pursuant to the Daleen Technologies, Inc. Amended and Restated 1999 Stock Incentive Plan (formerly known as the Daleen Technologies, Inc. Amended and Restated Stock Incentive Plan) (the "1999 Plan"), and (iii) 2,000,000 shares of common stock that may be acquired pursuant to options or awards that may be granted in the future pursuant to the Daleen Technologies, Inc. 2001 Broad-Based Stock Incentive Plan (the "2001 Plan"), together with an indeterminate number of additional shares that may be issued pursuant to the 401(k) Plan, the 1999 Plan and the 2001 Plan as a result of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee and is based upon the average of the high and low sales prices of the Registrant's Common Stock as reported on The Nasdaq National Market on November 28, 2001.

          INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENTS

The shares registered pursuant to this registration statement include 24,520 shares of common stock that may be purchased under the Daleen Technologies, Inc. 401(k) Profit Sharing Plan (the "401(k) Plan") and 141,264 shares of common stock that may be acquired pursuant to options or awards that may be granted in the future pursuant to the Daleen Technologies, Inc. Amended and Restated 1999 Stock Incentive Plan (the "1999 Plan"). Such shares represent additional shares that may be purchased or acquired under the 401(k) Plan and 1999 Plan, respectively. The Registrant previously filed registration statements representing other shares to be issued under the 401(k) Plan and 1999 Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (Commission File No. 333-89121) filed by Registrant on October 15, 1999, and the contents of the Registration Statement on Form S-8 (File No. 333-33698) filed by Registrant on March 31, 2000 are hereby incorporated by reference into this Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to participants in the Daleen Technologies, Inc. 401(k) Profit Sharing Plan (the "401(k) Plan"), the Daleen Technologies, Inc. Amended and Restated 1999 Stock Incentive Plan (the "1999 Plan") and the Daleen Technologies, Inc. 2001 Broad-Based Stock Incentive Plan (the "2001 Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, these documents will not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated by the Commission under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, as amended by Form 10-K/A;

         (b) The 401(k) Plan's Annual Report on Form 11-K for the year ended December 31, 2000;

         (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, as amended by Form 10-Q/A;

         (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, as amended by Form 10-Q/A;

         (e) The Registrant's Current Report on Form 8-K filed with the Commission on June 15, 2001;

         (f) The Registrant's Current Report on Form 8-K filed with the Commission on October 19, 2001;

         (g) The Registrant's Current Report on Form 8-K filed with the Commission on October 25, 2001; and

         (h) The description of the Registrant's common stock, $0.01 par value per share ("Common Stock"), contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on September 30, 1999 (Registration No. 000-27491).

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all then remaining unsold securities, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.          DESCRIPTION OF SECURITIES.

Not applicable. The securities to be offered pursuant to this Registration Statement are registered under Section 12 of the Exchange Act

ITEM 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Certificate of Incorporation, as amended, provides that the liability of the Registrant's directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware General Corporation Law (the "DGCL") and that the Registrant may indemnify its officers, employees and agents to the fullest extent permitted under the DGCL.

         The DGCL provides that, in general, a corporation may indemnify an individual who is or was a party to any proceeding (other than action by, or in the right of, such corporation) by reason of the fact that he or she is or was a director of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the DGCL provides that, in general, a corporation may indemnify an individual who was or is a party to any such proceeding by reason of the fact that he or she is or was a director of the corporation against reasonable expenses incurred in connection with such proceeding, if it is determined that the director has met the relevant standard of conduct. To the extent that any directors are successful on the merits or in the defense of any of the proceedings described above, the DGCL provides that a corporation is required to indemnify such officers or directors against reasonable expenses incurred in connection therewith. The DGCL further provides, in general, for the advancement of reasonable expenses incurred by a director who is a party to a proceeding if the director furnishes the corporation (1) a written affirmation of his good faith belief that he or she has met the standard of conduct under the DGCL or that the proceeding involves conduct for which liability has been eliminated under the corporation's articles of incorporation; and (2) a written undertaking to repay any advances if it is ultimately determined that he or she is not entitled to indemnification. In addition, the DGCL provides for the indemnification of officers, employees and agents in certain circumstances.

         The Registrant's Certificate of Incorporation, as amended, provides that the Registrant's directors will not be personally liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director, except if the director:

         (a)      is liable under Section 174 of the DGCL;

         (b) has breached the director's duty of loyalty to the Company or the Registrant's stockholders;

         (c) has acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, has acted in a manner involving intentional misconduct or a knowing violation of law; or

         (d)      has derived an improper personal benefit.

         If Delaware law is amended to provide for further limitations on the personal liability of directors of corporations for breach of duty of care or other duty as a director, then the personal liability of the directors will be so further limited to the greatest extent permitted by Delaware law. The Registrant maintains a directors' and officers' liability insurance policy, which provides coverage against certain liabilities, including liabilities under the Securities Act. Additionally, the Registrant has entered into an agreement with each of its directors pursuant to which the Registrant has agreed to indemnify each director to the full extent permitted by the DGCL.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

         (a) The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

              Exhibit No.                   Description
              ----------                    -----------
                  4.1*     Daleen Technologies, Inc. Amended and Restated 1999
                           Stock Incentive Plan (incorporated by reference to
                           Exhibit 10.37 to the Registrant's Annual Report on
                           Form 10-K filed on April 5, 2001, as amended by Form
                           10-K/A filed on September 25, 2001).

                  4.2*     Amendment, dated July 18, 2001, to the Daleen
                           Technologies, Inc. Amended and Restated 1999 Stock
                           Incentive Plan (incorporated by reference to Exhibit
                           10.8 to the Registrant's Quarterly Report on Form
                           10-Q filed on November 14, 2001).

                  4.3*     Daleen Technologies, Inc. 2001 Broad-Based Stock
                           Incentive Plan(incorporated by reference to Exhibit
                           10.9 to the Registrant's Quarterly Report on Form
                           10-Q filed on November 14, 2001).

                  4.4      Daleen Technologies, Inc. 401(k) Profit Sharing Plan.

                  5.1 Opinion of Morris, Manning & Martin, LLP, as to the legality of the securities being registered.

                  23.1     Consent of KPMG LLP.

                  23.2     Consent of Goldstein Lewin & Co.

                  23.3     Consent of Morris, Manning & Martin, LLP (included in
                           Exhibit 5.1).

--------------------
* Previously filed.

         (b) The undersigned Registrant undertakes that it has or will submit the 401(k) Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner, and has or will make all changes required by the IRS in order to qualify the 401(k) Plan under the Internal Revenue Code.

ITEM 9.           UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this the 30th day of November, 2001.

                              Daleen Technologies, Inc.


                          By: /s/ James Daleen
                              -------------------------------------------------
                              JAMES DALEEN
                              Chairman of the Board and Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

/s/ James Daleen                     Chairman of the Board                  November 30, 2001
---------------------------------    and Chief Executive Officer
JAMES DALEEN                         (Principal Executive Officer)

/s/ David B. Corey                   President, Chief Operating Officer     November 30, 2001
---------------------------------    and Director
DAVID B. COREY

/s/ Paul G. Cataford                 Director                               November 30, 2001
---------------------------------
PAUL G. CATAFORD


/s/ Daniel J. Foreman                Director                               November 30, 2001
---------------------------------
DANIEL J. FOREMAN


/s/ Stephen J. Getsy                 Director                               November 30, 2001
---------------------------------
STEPHEN J. GETSY


/s/ Ofer Nemirovsky                  Director                               November 30, 2001
---------------------------------
OFER NEMIROVSKY

/s/ William A. Roper, Jr.            Director                               November 30, 2001
---------------------------------
WILLIAM A. ROPER, JR.


/s/ P.J. Hilbert                     Director                               November 30, 2001
---------------------------------
P.J. HILBERT

                                     Chief Financial Officer (Principal
/s/ Jeanne Prayther                  Financial and Accounting Officer)      November 30, 2001
---------------------------------
JEANNE PRAYTHER.

         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boca Raton, state Florida, on November 30, 2001.

                                     Daleen Technologies, Inc.
                                     401(k) Profit Sharing Plan

                                     /s/ Christina Enea
                                     ---------------------------------------
                                     Christina Enea, Plan Administrator

                                  EXHIBIT INDEX

                Exhibit                 Description of Exhibit
                -------                 ----------------------
                  4.1*     Daleen Technologies, Inc. Amended and Restated 1999
                           Stock Incentive Plan (incorporated by reference to
                           Exhibit 10.37 to the Registrant's Annual Report on
                           Form 10-K filed on April 5, 2001, as amended by Form
                           10-K/A filed on September 25, 2001).

                  4.2* Amendment to the Daleen Technologies, Inc. Amended and Restated 1999 Stock Incentive Plan (incorporated by reference to Exhibit 10.8 to the Registrant's
                           Quarterly Report on Form 10-Q filed on November 14,
                           2001).

                  4.3*     Daleen Technologies, Inc. 2001 Broad-Based Stock
                           Incentive Plan (incorporated by reference to Exhibit
                           10.9 to the Registrant's Quarterly Report on Form
                           10-Q filed on November 14, 2001).

                  4.4      Daleen Technologies, Inc. 401(k) Profit Sharing Plan.

                  5.1 Opinion of Morris, Manning & Martin, LLP, as to the legality of the securities being registered.

                  23.1     Consent of KPMG LLP.

                  23.2     Consent of Goldstein Lewin & Co.

                  23.3     Consent of Morris, Manning & Martin, LLP (included in
                           Exhibit 5.1).

-------------------
* Previously filed.